Exhibit 99.1

Paringa Resources Limited

Performance Rights Plan

1.	Definitions and interpretation

1.1	Definitions

In these Rules, unless the contrary intention appears, terms defined in the Corporations Act or the Listing Rules and not otherwise defined herein are deemed to have the meanings ascribed to them in the Corporations Act or Listing Rules (as the case may be), and:

ASIC means Australian Securities and Investments Commission.

ASX means Australian Securities Exchange.

Board means the Board of Directors of the Company as it may be constituted from time to time, or where appropriate, a committee of the Board.

Business Day has the same meaning as in the Listing Rules.

Code means the US Internal Revenue Code of 1986.

Company or Paringa means Paringa Resources Limited.

Corporations Act means the Australian Corporations Act, 2001 (Cth).

Eligible Contractor means a contractor engaged by the Company who is determined by the Board to be eligible to receive grants of Performance Rights under the Plan.

Eligible Employee means:

(a)	a full-time or permanent part-time employee of a Group Company;

(b)	a director or company secretary of a Group Company; or

(c)	any other person determined by the Board to be an Eligible Employee for the purposes of the Plan.

Fair Market Value means as of any given date, the fair market value of a Share on such date determined by such methods or procedures as may be established from time to time by the Board.

Group Company means any one of the Company or a subsidiary thereof.

Incentive Scheme means a share, performance right or option scheme extended to any or all of the employees, contractors and/or directors of the Company and its Related Bodies Corporate, and includes the Plan.

Listing Rules means the official listing rules of the ASX.

Participant means an Eligible Employee or Eligible Contractor who, at the relevant time, holds one or more Performance Rights.

Performance Conditions means, in relation to each Performance Right, the performance related conditions which must be satisfied or circumstances which must exist before a Performance Right can be exercised, as set out in the Performance Right Agreement.

Performance Period means the period during which Performance Conditions must be met.

Performance Right Agreement means the written agreement between the Company and the Eligible Contractor or Eligible Employee evidencing the grant of the Performance Right.

Performance Right means a right granted under these Rules to be issued or transferred one Share, subject to these Rules and the Performance Right Agreement.

Performance Right Share means, in respect of any Performance Right, the Share a Participant is entitled to subscribe for, or take a transfer of, by reason of the grant to him or her of that Performance Right, including any securities resulting from an adjustment made thereto pursuant to these Rules.

Plan means the Paringa Resources Limited Performance Rights Plan as administered in accordance with these Rules, and as the same may be amended from time to time.

Related Body Corporate has the meaning given to that term in the Corporations Act.

Rules means these rules setting out the terms and conditions of the Plan, as amended from time to time.

Securities Dealing Policy means any policy established by the Company applicable to trading in securities of the Company.

Shares means fully paid ordinary shares in the capital of the Company.

1.2	Interpretation

(a)	Words importing gender mean each other gender; words denoting the singular include the plural and vice versa; headings are for convenience only and do not affect the interpretation of these Rules.

(b)	A reference to any statute or any section of any statute includes any statute or section amending, consolidating or replacing the statute or section referred to.

(c)
These Rules, the offer and grant of any Performance Right, and the issue or transfer of any Performance Right Shares shall at all times be subject to the  Listing Rules, the Corporations Act and any other applicable laws.

(d)
A reference to an offer, issue or distribution to the Company's shareholders generally is a reference to an offer, issue or distribution to the generality of the Company’s shareholders, whether or not such offer, issue or distribution is extended to the holders of other securities issued by the Company and whether or not such offer, issue or distribution excluded persons in particular places outside Australia or other minority groups who may for a particular reason be precluded from participating.

(e)
Where any calculation or adjustment to be made pursuant to these Rules, produces a fraction of a cent or a fraction of a share, the fraction shall be rounded to the nearest whole number, favourable to the Participant.

2.	Establishment of the Plan

(a)	The purpose of the Plan is to:

(i)	attract quality Eligible Employees and Eligible Contractors;

(ii)	motivate and retain Eligible Employees and Eligible Contractors;

(iii)	align the interests of Eligible Employees, Eligible Contractors and the Company;

(iv)	increase shareholder value by motivating Eligible Employees and Eligible Contractors; and

(v)	provide Eligible Employees and Eligible Contractors with an opportunity to share in the success of the Company by acquiring an ownership interest therein.

(b)	The Plan shall take effect from 19 November 2013.

(c)	The Plan shall operate in accordance with these Rules and the Performance Right Agreement, which shall bind each Participant.

3.	Administration of the Plan

(a)	The Plan shall be administered by the Board which shall have the power to:

(i)	determine appropriate procedures for administration of the Plan consistent with these Rules;

(ii)	resolve conclusively all questions of fact or interpretation in connection with the Plan or any Performance Right Agreement; and

(iii)	delegate such functions and powers as it may consider appropriate for the efficient administration of the Plan to a person or persons.

(b)
The Company, at the Board's discretion, may grant Performance Rights to Participants who are resident outside of Australia, and make rules, and determine procedures and documentation, for the operation of the Plan which are not inconsistent with these Rules to apply to Participants who are resident outside of Australia.

(c)
Except as otherwise expressly provided in the Plan, the Board has absolute and unfettered discretion to act or refrain from acting under or in connection with the Plan or any Performance Rights and in the exercise of any power or discretion granted to it by the Plan.

4.	Grant of Performance Rights

(a)	The Company may, in its absolute discretion, from time to time offer to grant Performance Rights to any Eligible Employee or Eligible Contractor upon the terms set out in this Plan.

(b)
The number and terms of Performance Rights (if any) to be offered to any Eligible Employee or Eligible Contractor shall be determined by the Board in its discretion, subject to these Rules, and shall be set forth in a Performance Right Agreement.

(c)	Any offer of Performance Rights shall be personal and shall not be assignable other than as provided in the Performance Right Agreement.

(d)
The Board shall cause the Company to enter into a Performance Right Agreement for each offer of Performance Rights accepted by an Eligible Employee or Eligible Contractor, which shall specify the Performance Conditions, Performance Period and other similar terms attached to such Performance Rights.  The Performance Right Agreement shall attach a copy of the Plan and any other documents required by the ASIC, the Corporations Act or the Listing Rules.

(e)
An Eligible Employee or Eligible Contractor who receives an offer of Performance Rights and wishes to accept it must deliver the signed Performance Right Agreement to the Company on or before the date specified in the offer.

(f)
Upon delivery to the Company of the signed Performance Right Agreement, the Company shall be deemed to have granted Performance Rights to that Eligible Employee or Eligible Contractor in accordance with the Performance Right Agreement and the Eligible Employee or Eligible Contractor shall become a Participant, bound by these Rules and the Performance Right Agreement.

(g)	The Performance Rights will not be listed on ASX.

5.	Number of Performance Rights

An offer of Performance Rights may only be made under the Plan if the number of Shares that may be acquired on exercise of the Performance Rights, when aggregated with:

(a)	the number of Shares issuable if each outstanding Performance Right or incentive stock option to acquire unissued Shares was exercised into Shares pursuant to the Plan or any Incentive Scheme; and

(b)	the number of Shares issued pursuant to the Plan or any Incentive Scheme during the previous 3 years,

does not exceed 10% of the total number of issued Shares as at the time of the offer.  For the avoidance of doubt, where a Performance Right or incentive stock option lapses without being exercised, the Shares concerned shall be excluded from any calculation under this clause.

6.	Performance Conditions

(a)	A Performance Right granted under the Plan may contain Performance Conditions which will be specified in the Performance Right Agreement.

(b)
A Performance Right will not vest unless the Board determines that the relevant Performance Conditions have been satisfied during the relevant Performance Period.  The vesting of a Performance Right may be based on the continued service of the Participant or on such other terms and conditions approved by the Board.

7.	Right to Exercise Performance Rights

(a)	A Performance Right may be exercised in accordance with, and at any time during, the period specified in the Performance Right Agreement, provided that:

(i)	the Performance Conditions in respect of the Performance Right have been satisfied within the relevant Performance Period;

(ii)	the vesting period (if any) in respect of the Performance Right has expired;

(iii)	the issue or transfer of the underlying Performance Right Share does not contravene the Corporations Act, the Listing Rules or any Securities Dealing Policy; and

(iv)	any other condition or term attached to that Performance Right has been satisfied in accordance with, and by the time specified in, these Rules or the Performance Right Agreement.

(b)	The procedure for exercise of Performance Rights shall be determined by the Board and set forth in the Performance Right Agreement.

8.	Issue of Shares

8.1	Issue of Performance Right Shares

Subject to clause 1.2(c) and 7(a), upon due exercise of a Performance Right the Company must issue to, or transfer to, the Participant or his or her personal representative (as the case may be) the Performance Right Shares to which he or she is entitled under these Rules.

8.2	Share ranking

All Performance Right Shares will rank equally in all respects with all previously issued Shares at the time being on issue except as regards to any entitlements attaching to such Shares by reference to a record date that is prior to the date of allotment of the Performance Right Shares.

8.3	Listing of Shares on ASX

The Company will apply to the ASX for quotation of all Performance Right Shares issued under the Plan within the period required by ASX, if the Shares are then quoted on the ASX.

9.	Rights and obligations of Participants

(a)	All Participants shall be entitled to the benefit of and shall be bound by the terms and conditions of these Rules, the Performance Right Agreement and any amendments thereto.

(b)
Whenever the Board exercises its discretion pursuant to these Rules and the Performance Right Agreement, the exercise of that discretion shall be in the sole and absolute discretion of the Board and each decision shall be conclusive, final and binding upon Participants.

(c)
The Plan shall not form part of any contract between a Group Company and any Participant and shall not confer directly or indirectly on any Participant any legal or equitable rights whatsoever against a Group Company (other than the rights conferred upon such Participant under the Plan).

(d)	A Participant has no legal or equitable interest in a Share by virtue of acquiring a Performance Right. A Participant's rights under the Plan are purely personal and contractual.

(e)	This Plan:

(i)	does not confer on any Participant the right to continue as an employee or officer of the Company or any Related Body Corporate of the Company;

(ii)	is separate to, and does not amend the terms of, employment of a Participant;

(iii)	does not affect any rights which the Company, or any Related Body Corporate of the Company, may have to terminate the employment or office of a Participant; and

(iv)	may not be used to increase damages in any action brought against the Company, or any Related Body Corporate of the Company, in respect of the termination of a Participant.

10.	Termination, Suspension and Amendment

10.1	Termination, Suspension and Amendment

The Board may terminate, suspend or amend the Plan at any time subject to any resolution of the Company required by the Listing Rules.

10.2	Notice of amendment

As soon as reasonably practicable after suspending, terminating or amending the Plan the Board will give notice in writing of that occurrence to any Participant affected thereby.

11.	General Provisions

(a)
Whenever the number or type of securities issuable upon exercise of a Performance Right is adjusted pursuant to these Rules, the Company shall give notice of the adjustment to the Participant and the ASX, as required, together with calculations on which the adjustment is based.

(b)	Any notice to be given by the Company to the Participant shall be taken to have been given if served personally on the Participant or left at his or her last known place of residence.

12.	Governing Law

(a)
These Rules, each Performance Right Agreement and the rights and obligations of Participants shall be governed by and construed in accordance with the laws for the time being in force in the State of Western Australia.

(b)	Each Participant irrevocably and unconditionally submits to the non-exclusive jurisdiction of the courts of the State of Western Australia.

13.	Provisions Specific to United States

13.1	Applicable Laws

(a)	This Plan is provided by the Company and not by any of its indirect US subsidiaries (including any corporation that is a subsidiary corporation for purposes of section 424(f) of the Code.

(b)	Any Performance Rights granted to an Eligible Employee or Eligible Contractor residing in the US are subject to the applicable provisions of the Code and this clause 13.

13.2	Right to Exercise

(a)
If the provisions of clause 7 are satisfied, the issue of the Performance Right Shares must not occur later than March 15 of the year following the year in which the Performance Right vests.  Such Performance Right Shares shall be issued subject to any conditions imposed by ASX.

(b)	Until the Performance Right Shares are issued to the Participant, the Participant shall have no rights as a shareholder.

(c)
No Performance Right shall be transferable by the Participant other than by will or by the laws of descent and distribution.  The terms of the Performance Right Agreement shall be final, conclusive and binding upon the beneficiaries, executors, administrators, heirs and successors of the Participant.

13.3	Taxes

(a)
At the sole discretion of the Board, upon the vesting of a Performance Right, the Participant shall make arrangements to pay an amount equal to the applicable withholding taxes imposed under the Code and applicable state and local laws of the US. by either making payment to the Company prior to the issuance of the Performance Right Shares, or through payroll withholding after the issuance of the Performance Right Shares.

(b)
The Company's rights in clause 13.3(a) shall not relieve the Participant of the Participant’s obligation to make satisfactory arrangements for satisfaction of withholding obligations as they become due. The ultimate liability for any and all taxes is and remains the Participant’s responsibility and liability and the Company makes no representations or undertaking regarding the tax treatment of any grant, issuance or exercise of any Performance Rights or Performance Right Shares.

13.4	Code Section 409A Exempt Status.

(a)
The Performance Rights are exempt from Code section 409A as short term deferrals.  A Participant’s right to the Performance Rights is subject to the short-term deferral exception.  No payment hereunder shall be accelerated, delayed or substituted with another payment nor have vesting accelerated to the extent such change in the rights granted hereunder cause the Performance Rights to fail to be exempt from Code section 409A.

(b)
To the extent that any Performance Right granted under this Plan is considered to be “nonqualified deferred compensation” as defined under Code section 409A, the Plan and Performance Right Agreement are intended to comply.  Any term of the Plan or Performance Right Agreement that is determined to violate the requirements of Section Code 409A shall be void and have no force or effect.

13.5	US Securities Laws

(a)
The grant of the Performance Rights and any issuance of Performance Right Shares following vesting shall be in accordance with registration requirements of US federal and state securities law, or shall be in accordance with an exemption from those registration requirements.

(b)
Transferability of such Performance Rights and of the Performance Right Shares is subject to restrictions imposed by the applicable Performance Right Agreement, applicable US federal and state (and other) securities laws, and one or more restrictive legends will be placed on the share certifi-cates.  Such restrictive legends shall indicate that the Performance Right Shares were granted pursuant to this Plan and transfer of such Performance Right Shares is subject to the limitations in this Plan and the applicable Performance Right Agreement.

(c)
A Participant to which this clause 13 applies will be taken to acquire Performance Right Shares for the Participant’s own account for investment and not with the view to any resale or redistribution thereof, and not on behalf of any other person.

(d)
A Participant to which this clause 13 applies will be taken to agree not to sell Performance Right Shares except in accordance with, or pursuant to, an exemption from the registration requirements of the Securities Act of 1933 and any applicable US state or other securities laws.